AMENDED AND RESTATED BYLAWS
OF
NORTHWEST NATURAL GAS COMPANY

ARTICLE I.

OFFICES

Section 1. Office. The principal office of the company shall be located in the City of Portland, Oregon. The company also may have offices at such other places both within and without the State of Oregon as the board of directors from time to time may determine.

Section 2. Registered Office. The registered office of the company required by law to be maintained in the state shall be at the same location as the principal office unless otherwise designated by resolution of the board of directors.

ARTICLE II.

MEETINGS OF SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of shareholders of the company for the election of directors and for the transaction of other business shall be held at the company’s office in the City of Portland, Oregon, or such other place in that City or solely or partially by means of remote communication in accordance with Oregon law, as shall be determined by the board of directors, on the fourth Thursday of May in each year, unless such day shall be a legal holiday, in which event such meeting shall be held on the next business day. If such meeting shall not be held on such day in any year, it shall be held within 60 days thereafter on such day as shall be fixed by the board of directors and be specified in the notice of the meeting. Every such meeting shall be held at the hour of two o’clock p.m., or at such other hour as shall be fixed by the board and specified in such notice.

Section 2. Special Meetings. Special meetings of the shareholders of the company may be called by the board of directors or the holders of not less than one-tenth of all shares entitled to vote at the meeting. Each special meeting shall be held for such purposes, at such place in the City of Portland, Oregon or solely or partially by means of remote communication in accordance with Oregon law, and at such time as shall be specified in the notice thereof.

Section 3. Notice. Written or printed notice stating the place, day and hour of the meeting, and, in case of a meeting to be held by remote communication, the means of remote communications authorized by the board of directors for participation in such meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the board of directors or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 4. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in the case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 5. Record of Shareholders. The officer or agent having charge of the transfer books for shares of the company shall make, no later than two business days after notice of each meeting of shareholders is given, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each, which record, for a period beginning two business days after notice of such meeting is given and continuing through the meeting, shall be kept on file at the registered office of the company, or if the meeting is to be held solely by means of remote communications, on a reasonably accessible electronic network, and shall be subject to inspection by any shareholder at any time during usual business hours. Such record also shall be produced and kept open at the time and place (if any) of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original transfer books for shares shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of the shareholders.

Section 6. Quorum. A majority of the shares of the company entitled to vote, represented in person, by means of remote communication at a meeting held partially or completely by remote communication, or by proxy, shall constitute a quorum at all meetings of shareholders. If a quorum is present, in person, by means of remote communication, or by proxy, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number, or voting by classes, is required by law or the Restated Articles of Incorporation.

If a quorum shall not be represented at any meeting of shareholders, the shareholders represented may adjourn the meeting from time to time without further notice. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7. Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by law or the Restated Articles of Incorporation. At each election of directors holders of shares of common stock have the right to cumulative voting as provided for in the Restated Articles of Incorporation. A shareholder may vote either in person, by means of remote communication at a meeting held partially or completely by remote communication, or by proxy. A shareholder may authorize a person or persons to act for the shareholder as proxy in any manner permitted by law. An authorization of a proxy is effective when received by the secretary of the company or other officer or agent authorized to tabulate votes.

Section 8. Conduct of Meetings. Every meeting of shareholders shall be presided over by the chairman of the board, in his or her absence by the president, in their absence by a vice president or, if none be present, by a chairman appointed by the shareholders present at the meeting. The minutes of such meeting shall be recorded by the secretary or an assistant secretary but, if neither be present, by a secretary appointed for that purpose by the chairman of the meeting. The board of directors may adopt by resolution such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the chairman of any meeting of shareholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 9. Proper Business for Meetings. (a) No business shall be conducted at any meeting of shareholders that has not been properly brought before the meeting. To be properly brought before a special meeting of shareholders, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors or the persons calling the meeting. To be properly brought before an annual meeting of shareholders, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise brought before the meeting by or at the direction of the board of directors or the chairman of the board, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the company. To be timely, a shareholder’s notice must be delivered to the secretary at the principal executive office of the company not less than 90 days prior to the first anniversary of the previous year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the previous year’s annual meeting, notice by a shareholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For purposes of this section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the company with the Securities and Exchange Commission; (b) A shareholder’s notice to the secretary shall set forth (i) one or more matters appropriate for shareholder action that the shareholder proposes to bring before the meeting, (ii) a brief description of the matters desired to be brought before the meeting and the reasons for conducting such business at the meeting, (iii) the name and record address of the shareholder, (iv) the class and number of shares of the company that the shareholder owns or is entitled to vote and (v) any material interest of the shareholder in such matters; and (c) The chairman of the meeting shall have the power and duty (i) to determine whether any proposed business was properly brought before the meeting in accordance with the procedures set forth in this Section 9, and (ii) if the chairman determines that any proposed business was not brought before the meeting in compliance with this Section 9, to declare that such proposed business shall not be transacted.

Section 10. Participation at Meetings by Remote Communication. Shareholders and proxy holders that are not physically present for a meeting of shareholders may participate in the meeting, be deemed present in person, and vote if the board of directors authorizes participation by remote communication. Participation by remote communication is subject to guidelines and procedures that the board of directors adopts. Before the board of directors may authorize shareholders or proxy holders to participate by remote communication in a meeting of shareholders, the company shall implement measures to (a) verify that a person that is participating in the meeting by remote communication is a shareholder or a proxy holder; and (b) ensure that a shareholder or proxy holder may participate by remote communication in an effective manner. The company shall maintain a record of the vote or other action of a shareholder or proxy holder that participates in a meeting of shareholders by remote communication.

ARTICLE III.

BOARD OF DIRECTORS

Section 1. Directors. The business and affairs of the company shall be managed by its board of directors. The number of members of the board, their classification and terms of office, and the manner of their election and removal shall be determined as provided by the Restated Articles of Incorporation. Directors need not be residents of the State of Oregon or shareholders of the company. Unless otherwise determined by the board of directors, no person who has reached the age of 75 years shall be eligible to be elected a director.

Section 2. Chairman and Vice-Chairman of the Board. The board of directors may elect one of its members as chairman of the board. The chairman of the board, if that position be filled, shall preside at all meetings of the shareholders and the board of directors and shall have such other duties and responsibilities as may be prescribed by the board of directors. The board of directors may elect one of its members as vice-chairman of the board. In the absence of the chairman of the board, the vice-chairman of the board, if that position be filled, shall preside at all meetings of the shareholders and the board of directors and shall have such other duties and responsibilities as may be prescribed by the board of directors. If the board of directors elects a vice-chairman of the board, the board of directors shall specify in the resolution electing the vice-chairman of the board the date on which the vice-chairman of the board shall become chairman of the board. If there shall be no chairman of the board, or in his or her absence or disability, the vice-chairman of the Board shall exercise the duties and responsibilities of that position. If there shall be no chairman or vice-chairman of the board, or in their absence or disability, unless otherwise determined by resolution of the board of directors, the chairman of the governance committee shall exercise the duties and responsibilities of the chairman of the board. In the absence of the chairman of the governance committee and specific resolution of the board of directors, an independent board member designated by the chairman of the board shall exercise the duties and responsibilities of that position. In the event that none of the chairman of the board, the vice-chairman of the board, nor the chairman of the board’s governance committee are present, and the chairman of the board has not otherwise designated an independent board member to preside at the meeting and the board of directors has not otherwise specified a chairman by resolution, the board, by vote of the majority of the board members present at the meeting, whether or not a quorum, shall appoint a non-management independent director to preside at the meeting.

Section 3. Compensation. Directors shall receive such reasonable compensation for their services as may be fixed from time to time by resolution of the board of directors, and shall be reimbursed for their expenses properly incurred in the performance of their duties as directors. No such payment shall preclude any director from serving the company in any other capacity and receiving such reasonable compensation for such services as may be fixed by resolution of the board.

ARTICLE IV.

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Regular Meetings. Regular meetings of the board of directors shall be held in the company’s offices at two o’clock p.m., Pacific Time, on the fourth Thursday of February, May, July and September, and on the third Thursday of December, or on such other date or at such other hour and place as shall be specified in the notice of meeting. The date, time and place for holding regular meetings of the board of directors may be changed upon the giving of notice to all directors by or at the request of the chairman of the board or the president. The board may provide by resolution the time and place either within or without the State of Oregon for holding of meetings or may omit the holding of any meeting without other notice than such resolution.

Section 2. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the chairman of the governance committee, the president or any two directors. The person or persons authorized to call special meetings of the board may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the board called by them. Notice of the time and place of special meetings shall be given to each director at least one day in advance by the secretary or other officer performing his or her duties.

Section 3. Waiver of Notice. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise provided by law or the Restated Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 4. Quorum. A majority of the number of directors at any time fixed by resolution adopted by the affirmative vote of a majority of the entire board of directors shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time without further notice until a quorum shall be present.

Section 5. Manner of Participation and Acting. The board of directors or any committee thereof may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through, use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. All directors participating in a meeting of the board of directors or any committee thereof by this means shall be deemed to be present in person at the meeting. Except as otherwise provided by law or the Restated Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

Section 6. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

ARTICLE V.

COMMITTEES OF THE BOARD

Section 1. Governance Committee. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint a governance committee composed of three or more independent directors. The board shall designate one member of the committee as chairman. The chairman of the board shall be a member of the governance committee, provided, however, that the chairman of the board may in his or her sole discretion designate in his or her place, the vice-chairman of the board as a member of the governance committee. The committee shall have and may exercise all of the authority of the board of directors in the management of the company, except with respect to matters upon which by law only the board of directors may act. The committee’s responsibilities shall include serving as the nominating committee of the board; making recommendations to the board on board and board committee composition and structure, including recommendations with respect to committee and committee chairmanship assignments; and conducting periodic board self-assessments, peer reviews of individual directors and evaluations of committee effectiveness. The committee shall also perform such other functions as the board by resolution from time to time may direct.

Section 2. Audit Committee. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint an audit committee composed of three or more independent directors. The board shall designate one member of the committee as chairman. The duties of the committee shall be to discuss and review with the company’s independent auditors the annual audit of the company, including the scope of the audit, and report the results of this review to the board; to meet with the independent auditors at such other times as the committee shall deem to be advisable; and to perform such other functions as the board by resolution from time to time may direct.

Section 3. Organization and Executive Compensation Committee. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint an organization and executive compensation committee composed of three or more independent directors. The board shall designate one member of the committee as chairman. The duties of the committee shall be to discuss and review the management of the affairs of the company relating to its organization and to executive personnel and their compensation, and to perform such other functions as the board by resolution from time to time may direct.

Section 4. Finance Committee. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint a finance committee composed of three or more directors, a majority of whom shall not be officers or retired officers of the company. The board shall designate one member of the committee who is not an officer or retired officer of the company as chairman. The duties of the committee shall be to discuss and review the management of the affairs of the company relating to financing, including the development of financial planning goals and financial policy, and to perform such other functions as the board by resolution from time to time may direct.

Section 5. Public Affairs and Environmental Policy Committee. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint from among its members a public affairs and environmental policy committee composed of three or more directors, a majority of whom shall not be officers or retired officers of the company. The board shall designate one member of the committee who is not an officer of the company as chairman. The duties of the committee shall be (i) to consider, review and monitor significant matters of public interest and societal trends, and the company’s community affairs, charitable contributions, diversity and equal employment opportunity compliance programs, and (ii) to monitor significant environmental issues affecting the company and to recommend to the board appropriate environmental policies. The committee shall also perform such other functions as the board by resolution from time to time may direct.

Section 6. Other Committees. The board of directors at any time, by resolution adopted by a majority of the board of directors, may appoint from among its members such other committees and the chairmen thereof as it may deem to be advisable. Each such committee shall have such powers and authority as are set forth in the resolutions pertaining thereto from time to time adopted by the board.

Section 7. Changes of Size and Function. Subject to the provisions of law, the board of directors shall have the power at any time to increase or decrease the number of members of any committee, to fill vacancies thereon, to change any members thereof and to change the functions and terminate the existence thereof.

Section 8. Conduct of Meetings. Each committee shall conduct its meetings in accordance with the applicable provisions of these bylaws relating to the conduct of meetings of the board of directors. Each committee shall adopt such further rules and regulations regarding its conduct, keep such minutes and other records and appoint such subcommittees and assistants as it shall deem to be appropriate.

Section 9. Compensation. Persons serving on any committee shall receive such reasonable compensation for their services on such committee as may be fixed by resolution of the board of directors, provided that no person shall receive compensation for his or her services on any committee while serving as an officer of the company.

ARTICLE VI.

NOTICES

Section 1. Form and Manner. Whenever, under the provisions of law or the Restated Articles of Incorporation, notice is required to be given to any director or shareholder, unless otherwise specified, it shall be given in writing by mail addressed to such director or shareholder at his or her address as it appears on the stock transfer books or other records of the company, with postage thereon prepaid, and such notice shall be deemed to be delivered when deposited in the United States Mail. Notice to directors also may be given by telephone, via email, or in any other manner which is reasonably calculated to give adequate notice.

Section 2. Waiver. Whenever any notice whatever is required to be given under the provisions of law, the Restated Articles of Incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VII.

OFFICERS

Section 1. Election. The board of directors, at its first meeting following the annual meeting of shareholders each year, shall elect a president and a secretary. At such meeting, or at any other time it shall deem appropriate, the board may elect one or more vice presidents and a treasurer. The board also may elect or appoint such other officers and agents as it may deem necessary. Any two or more offices may be held by the same person, except the offices of president and secretary.

Section 2. Compensation. The officers of the company shall receive such reasonable compensation for their services as from time to time may be fixed by resolution of the board of directors.

Section 3. Term. The term of office of all officers shall commence upon their election or appointment and shall continue until the first meeting of the board of directors following the annual meeting of shareholders and thereafter until their successors shall be elected or until their resignation or removal. A vacancy occurring in any office of the company for whatever reason may be filled by the board.

Section 4. Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board whenever in its judgment the best interests of the company will be served thereby but such removal shall be without prejudice to the contract rights, if any, of the officer or agent so removed.

Section 5. President. Unless otherwise determined by the board of directors, the president shall be the chief executive officer of the company and, subject to the control of the board of directors, shall be responsible for the general administration and operation of the company. He shall have such other duties and responsibilities as may pertain to such office or be prescribed by the board of directors. In the absence or disability of the president, an officer designated by the board shall exercise the duties and responsibilities of the president.

In the event the offices of chief executive officer and president are not held by the same person, the chief executive officer shall exercise the duties and responsibilities of the president described in these bylaws.

Section 6. Vice Presidents. Each vice president shall have such duties and responsibilities as may be prescribed by the board of directors and the president. The board or the president may confer a special title upon a vice president.

Section 7. Secretary. The secretary shall record and keep the minutes of the shareholders in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; and perform such other duties as may be prescribed by the board or the president. The secretary shall have custody of the corporate seal of the company and shall affix the seal to any instrument requiring it and attest the same by his or her signature.

The assistant secretaries shall have such duties as may be prescribed from time to time by the board, the president or the secretary. In the absence or disability of the secretary, his or her duties shall be performed by an assistant secretary.

Section 8. Treasurer. The treasurer shall have charge and custody and be responsible for all funds and securities of the company; deposit all moneys and other valuable effects in the name and to the credit of the company in such depositories as may be designated by the board of directors; and disburse the funds of the company as may be authorized by the board and take proper vouchers for such disbursements. The treasurer shall have such other duties as may be prescribed from time to time by the board or the president. In the absence or disability of the treasurer, his or her duties shall be performed by an assistant treasurer.

ARTICLE VIII.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The board of directors by resolution may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the company, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the company and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 3. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the company shall be signed by such officer or officers, agent or agents of the company and in such manner as shall from time to time be determined by resolution of the board of directors.

Section 4. Deposits. All funds of the company not otherwise employed shall be deposited from time to time to the credit of the company in such banks, trust companies or other depositories as the board of directors or officers of the company designated by the board may select, or be invested as authorized by the board.

ARTICLE IX.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. The shares of the company shall be represented by certificates; provided, however, the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of the company’s shares shall be uncertificated shares. When shares are not represented by certificates then within a reasonable time after the issuance or transfer of such shares, the company shall send or cause to be sent to the shareholder to whom such shares have been issued or transferred a written statement of the information required by the laws of the State of Oregon to be on certificates.

Certificates representing shares of the company shall be issued only for whole numbers of shares and shall be in such form as the board of directors may, from time to time, prescribe in accordance with the laws of the State of Oregon. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles thereof. In case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the company as the board may authorize.

Section 2. Transfer. Shares of stock of the company shall be transferable on the books of the company by the holder of record thereof, or by his or her legal representative who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by duly executed power of attorney, and on surrender for cancellation of the certificates, if any, for such shares. The board of directors may appoint one or more transfer agents and registrars of stock of the company.

Section 3. Owner of Record. The company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE X.

INDEMNIFICATION AND INSURANCE

Section 1. Indemnification. The company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or any employee benefit plan, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding to the fullest extent permissible under the Oregon Business Corporation Act or the indemnification provisions of any successor Act. The foregoing rights of indemnification shall not be exclusive of any other rights to which any such person so indemnified may be entitled, under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office; shall continue as to a person who has ceased to be a director, officer, employee or agent; and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 2. Insurance. The company may purchase and maintain insurance (and pay the entire premium therefor) on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the company would have the power to indemnify him or her against such liability under the provisions of the Oregon Business Corporation Act or any successor Act; and on behalf of any person who is or was a fiduciary under the Employee Retirement Income Security Act of 1974 with regard to an employee benefit plan of the company against any liability asserted against him or her and incurred by him or her in his or her fiduciary capacity.

ARTICLE XI.

SEAL

The corporate seal of the company shall be circular in form and shall bear an inscription containing the name of the company, the year of its organization, the state of its incorporation and the words “Corporate Seal.”

ARTICLE XII.

AMENDMENTS

These bylaws, or any of them, may be altered, amended or repealed, or new bylaws adopted, by resolution of a majority of the board of directors, subject to repeal or change by action of the shareholders.